Exhibit 99.1

WRITTEN CONSENT

BY AND AMONG

SAVMOBI TECHNOLOGY, INC.

AND

Mr. ZHAO XINDONG

AND

Mr. GUO HENGCHANG

WHEREAS, Savmobi Technology, Inc, Mr. ZHAO Xindong and Mr. GUO Hengchang entered into SALE AND PURCHASE AGREEMENT (the “Agreement”) dated on August 10, 2021;

WHEREAS, Savmobi Technology, Inc, Mr. ZHAO Xindong and Mr. GUO Hengchang have mutually agreed to terminate the Agreement set forth in Section 7.1(a) of Article VII;

NOW, THEREFORE, Savmobi Technology, Inc, Mr. ZHAO Xindong and Mr. GUO Hengchang mutually agree to terminate the Agreement as of November 26, 2021 and, as a result of such termination, the Parties hereby acknowledge and agree that their respective rights and obligations under the Agreement are hereby terminated as of November 26, 2021 and that both Parties shall have no further liability to each other under the Agreement or with respect to the Agreement. Upon the Effective Date, all rights and obligations of Savmobi Technology, Inc, Mr. ZHAO Xindong and Mr. GUO Hengchang under the Agreement shall terminate.

Dated: November 26, 2021

Mutually Agreed by:

Savmobi Technology, Inc.

By:	/s/ MA HONGYU	By:	/s/ GUO Hengchang
	Designated Signing Authority		Mr. GUO Hengchang
MA Hongyu
Chief Executive Officer

By:	/s/ ZHAO Xindong
Mr. ZHAO Xindong